Exhibit 21.1

                         Subsidiaries of the Registrant

         Name of Subsidiary                     Jurisdiction of Organization
         ------------------                     ----------------------------
GeneThera, Inc.                                            Colorado

VDx Inc.                                                   Wisconsin